Exhibit 99.1

TAFFY ENTERTAINMENT LLC LICENSE AGREEMENT

LICENSE AGREEMENT between:

TAFFY ENTERTAINMENT, LLC (“Licensor”) and 20335 Ventura Boulevard, Suite 225 Woodland Hills, CA 91364 Fax: 818 999-0172	ACTION PRODUCTS INTERNATIONAL, INC. (“Licensee”) 1101 N. Keller Road Suite E Orlando, FL 32810 Tel: 800-772-2846 x 715 Fax: 407-332-7926

Date of this Agreement: 16 February 2005

The parties agree as follows:

A. GRANT OF LICENSE. Subject to and in accordance with the terms and conditions set forth herein, Licensor grants to Licensee an exclusive license to use the Property for the manufacture, distribution and sale of the Licensed Products throughout the Territory during the Term, as provided in this Agreement.

B. PROPERTY. The Property means all artwork depicting the characters and other distinctive creative elements appearing in the television series entitled “ToddWorld” (the “Property”).

C. LICENSED PRODUCTS. The Licensed Products are Soft dolls of characters, props, sets and incidentals including: Large non-feature plush from 10 inches to 36 inches; Large feature plush 10 to 16 inches with plastic accessories such as a skateboard; Large feature plush 10 to 16 inches with molded parts as appropriate to each character (example, molded face sewn on a soft body); Mechanical plush 12 to 16 inches with motion mechanism (example, dancing or walking) and voice mechanism (example, talking or singing); Mini plush 3 to 6 inches sold with and without environments; Plush finger puppets; Plush furniture, accessories and environments (example, house); Soft infant and crib items including plush with and without mechanical features; Soft bean filled dolls; Articulated and non-articulated soft dolls. Fabrication: Not limited to plush fabric but to include nylon, spandex, brushed tricot and other woven or knitted materials with or without a nap. Licensed Articles may be sold individually or in combination with other Licensed Articles. Actor voice rights and music from the series are not included in this license. If Licensee wishes to use such actor voices or music from the series, it must obtain the proper license for such use from the rights holders.

D. TERRITORY. The Territory is United States, its territories and possessions and Canada

E. TERM. The Initial Term of this Agreement begins on 15 February 2005 and ends on 28 February 2009.

If within the Initial Term, Licensee pays Licensor earned royalties of at least US$500,000.00, Licensee may renew for one additional 2 year term under the same terms and conditions of this Agreement, except that the Renewal Term will not be subject to an additional advance or guarantee.

The Renewal Term of this Agreement, subject to the above referenced stipulation, begins on 1 March 2009 and ends on 28 February 2011.

F. ROYALTY. Licensee agrees to pay to Licensor a percentage royalty (the “Royalty”) as set forth on Schedule A.

G. ADVANCE. The Advance is US$ 50,000.00, payable by Licensee to Licensor upon execution and delivery of this Agreement by the parties hereto. The Advance is non-refundable and will be applied against the Royalty paid to Licensor.

H. GUARANTEE: The Guarantee is as set forth on Schedule A.

I. MARKETING DATE/OBLIGATIONS. In order to achieve the best marketing of the Licensed Products, Licensee agrees that it will begin distributing commercially reasonable quantities of the Licensed Products no later than 1st Quarter 2006; although some products may rollout 4th Quarter 2005, subject to Licensor’s Agent’s approval.

J. STANDARD CONDITIONS. The Standard Conditions attached hereto are a part of this Agreement.

Taffy Entertainment LLC (“Licensor”) A California Limited Liability Company		Action Products International, Inc., (“Licensee”) A Florida corporation

By:	/s/ Eric Stein	By:	/s/ Ron Kaplan
Title:	V.P. Licensing	Title:	CEO

Date:	February 16, 2005	Date:	February 16, 2005

.STANDARD CONDITIONS

1. APPROVALS.

(a) Licensee acknowledges that substantial goodwill enjoyed by Licensor is associated with the Property, and that the creation and maintenance of such goodwill are a function of not only the quality of the Licensed Products, but also the manner in which the Property is used; the consistency of such use by Licensee and by other licensees of Licensor; and the association, if any, between the Licensed Products and any other products or services offered by Licensee to its customers. Accordingly, all characteristics of the Licensed Products, including but not limited to the manner of use of the Property, are subject to the prior written approval of Licensor’s Agent, which approval Licensor’s Agent may grant or withhold in the reasonable exercise of its discretion. Without limiting the generality of the foregoing, Licensor’s Agent prior written approval shall be required for:

(i) All designs for the Licensed Products and the Property, including initial concept, preliminary design and final artwork;

(ii) Prototypes of all Licensed Products and any retail packaging, instructions, tags, labels or wrapping materials for the Licensed Products;

(iii) All advertising, promotional or display material for the Licensed Products or for other products or services Licensee may offer for sale in conjunction with the Licensed Products;

(iv) Any typeface used for the Property or in connection with the Licensed Products or the promotional materials described in clause (iii) above; and

(v) The colors used in the Property and the Licensed Products.

(vi) All trademark and legal lines used in connection with the Property and the Licensed Products.

(b) The Licensed Products shall bear either the mark ToddWorld alone and/or a design logo accompanied by such word mark. All uses of the Property shall strictly conform with the guidelines of Licensor’s official usage style guide, as such guide may be revised by Licensor from time to time.

(c) Licensor reserves the right, in its sole discretion, to revise the design logos from time to time. If Licensor’s Agent notifies Licensee that it has revised a design logo, thereafter Licensee shall use only the revised design logo; provided, however, that Licensee may continue to use and sell until depleted all inventory on hand and on order (that may not be cancelled without cost) containing a prior design logo at the time Licensee is notified of such revision.

(d) To reduce the likelihood of disapproval by Licensor’s Agent of a proposal by Licensee, Licensee shall consult with Licensor’s Agent and submit approval requests to Licensor’s Agent, at all critical steps of the product development process. Each approval request should be submitted with Licensor’s Agent standard approval form, annexed hereto as Exhibit A. Approvals will be granted or withheld by Licensor’s Agent in its discretion. Failure by Licensor’s Agent to give written approval within fourteen (14) days after the date of submission will be deemed disapproval.

(e) In exercising its rights under this Agreement, the Licensee may use the “Todd Parr” font as provided by the Licensor on the Licensed Products and in materials advertising and promoting the Licensed Products, provided that any such use is in respect of the Toddworld trade mark, only and that the font is not altered or changed in any way.

2. PACKAGING. Packaging for the Licensed Products shall be sensitive to the over-abundant generation of waste. The use of over-sized packaging and plastic wrappings should be avoided. In this regard, package size and the use of any plastic wrappings shall be subject to the approval of Licensor. All paper and cardboard shall be either recycled or recyclable and the use of polystyrene foam is prohibited. Each package (or Licensed Product itself in the event no package is used) shall include a note or tag denoting compliance with these requirements.

3. NOTICE.

(a) The following notice shall appear on each Licensed Product and all advertising, promotional, packaging and wrapping material and any other material using the Property:

© (year of first use) Taffy Productions, LLC/L&G Creative Resources, Inc./ToddWorld, Inc. ToddWorld and all related logos, names, distinctive likenesses, characters and elements thereof are trademarks and service marks of Taffy Productions, LLC. All rights reserved.

In the event that space does not allow for the use of the required copyright notice as noted above, Licensee in lieu thereof may use the following abbreviated version of the copyright notice:

© (year of first use) Taffy Productions, LLC/L&G Creative Resources, Inc./ToddWorld, Inc. All rights reserved. Toddworld is a trademark of Taffy Productions, LLC.

(b) Licensor’s Agent reserves the right to require running changes in such notice, if required by law; provided, however, that Licensee may continue to use and sell until depleted all inventory on hand and on order (that may not be cancelled without cost) containing a prior notice at the time Licensee is notified of such revision.

4. GOODWILL; OWNERSHIP.

(a) Licensee acknowledges that: (i) the Property is valuable and has a substantial amount of goodwill built into it, (ii) Licensor is the sole and exclusive distributor of the Property in the Territory including, without limitation, all goodwill associated therewith and every element of the Property including, without limitation, all materials developed by Licensee, and the goodwill arising there from, and (iii) the Property has acquired secondary meaning in the mind of the public. Licensee shall not, during the Term, any extension and/or renewal thereof, or at any time thereafter, dispute or contest, directly or indirectly, Licensor’s ownership in and to the Property; Licensor’s exclusive right (subject to the rights granted in this license) to use and/or exploit the Property; the validity of any of the copyrights or trademarks pertaining thereto or Licensor’s ownership thereof, nor shall Licensee assist or aid others whether directly or indirectly in doing so. At Licensor’s request Licensee shall cooperate with and assist fully Licensor, at Licensor’s cost, in preventing or stopping any infringement or unfair use by any third party of the Licensed Products or Property. Licensor, in its sole discretion, will determine what course of action, if any, it elects to pursue in regard to said infringement or unfair use and shall be under no obligation whatsoever to take action at Licensee’s request; provided, however, that if Licensor fails to take necessary and appropriate action required to prevent or stop any said infringement or unfair use Licensee may terminate this Agreement as to such Licensed Products, either in whole or in part, by notice to Licensor. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder would cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and would entitle Licensor to equitable remedies, costs and reasonable attorneys’ fees provided that Licensor obtains at least sixty percent (60%) of the relief sought, whether by compromise, settlement of litigation or judgment.

(b) Licensee’s use of the Property shall not confer or imply a grant of rights, title or interest in the Property or goodwill associated therewith and all ownership of copyrights, trademarks and other rights in the Property and in all artwork, packaging, copy, literary text, advertising and promotional materials of any sort utilizing the Property or any other materials subject to copyright or trademark protection (“Protected Materials”), including all such materials developed by Licensee, and the goodwill pertaining thereto, all of which shall inure to the benefit of, and remain the exclusive property of Licensor. The Protected Materials are and shall be and at all times remain in the name and ownership of, Licensor. All Protected Materials created by, or under the authority of, Licensee shall be created as works for hire within the meaning of the United States Copyright Act and will be owned exclusively by the Licensor. To the extent that any Protected Materials are deemed not to be a work made for hire, Licensee hereby irrevocably assigns to Licensor all intellectual property rights of every kind and nature in and to such Protected Materials from the moment of their creation. If any third party makes or has made a contribution to the creation of the Protected Materials as permitted under this Agreement, Licensee shall obtain from such third party a full assignment of all the rights of such third party in such Protected Materials to the Licensor. Licensee acknowledges that Licensee’s use of the Property shall not confer or imply a grant of rights, title or interest in the Property or goodwill associated therewith and all ownership of copyrights, trademarks and other rights in the Property and in all artwork, packaging, copy, literary text, advertising and promotional materials of any sort utilizing the Property, including all such materials developed by Licensee, and all of the goodwill pertaining thereto shall remain vested solely and exclusively in Licensor.

5. ROYALTIES.

(a) Except with respect to samples used exclusively for sales purposes, the Royalty provided for in this Agreement shall be paid with respect to all Licensed Products shipped or invoiced, whichever occurs first, by Licensee or any of its affiliated, associated or subsidiary companies or any of its sublicensees, even if not billed, including free introductory offers, samples not for sales purposes, etc.

(b) “Net Sales” means the gross invoice price billed customers, less reasonable quantity discounts shown on such invoices and returns (but only to the extent that (i) the returns are supported by credit memos and (ii) in no event more than fifteen percent (15%) of total sales during a calendar quarter and, in if for FOB sales where the country of manufacture is outside the United States, in no event more than and 10% of total sales during a calendar quarter), but no deduction shall be made for cash, freight and uncollectible accounts. Except with respect to samples used exclusively for sales purposes, Licensed Products that are shipped, but not billed, shall be deemed to have been billed at the gross invoice price at which they are generally sold on a stand alone manner. No costs incurred in the manufacture, sale, distribution or exploitation of the Licensed Products may be deducted from any royalties payable by Licensee.

(c) All royalties shall be payable in U.S. Dollars and all sales by Licensee in currencies other than U.S. Dollars during an accounting period shall be converted into U.S. Dollars at the exchange rate for bank transfers from such currency to U.S. Dollars as reported in the Wall Street Journal on the last day of such accounting period (or the first business day thereafter if such last day shall be a nonbusiness day).

6. MARKETING ADVERTISING FUND. Licensee agrees to expend at least two percent (2%) of Sales of the Licensed Products annually to promote and/or advertise sales of the Licensed Products, not to be recouped against future royalties.

7. MARKETING PLANS AND SALES PROJECTIONS. Licensee shall submit a written marketing plan to Licensor’s Agent no later than two (2) months following the execution of this Agreement and annually upon Licensor’s prior written request. Such marketing plan shall include, on an article-by-article basis, a marketing timetable, sales and royalty projections, distribution roll-out strategy and advertising plan for the Licensed Products.

8. STATEMENTS. Within forty-five (45) days after the end of every calendar quarter following initial shipment of the Licensed Products, Licensee shall furnish to Licensor a complete and accurate statement on Licensor’s standard form, annexed hereto as Exhibit B. Royalty payments shall be made at the same time in U.S. currency. Due to the administrative costs to Licensor of collecting past due monies, a charge of the lower of prime plus two percent (2%) per annum or the highest amount permitted by applicable law shall be levied on late payments, from the due date through the date of payment. Receipt by Licensor of the statements or payments does not preclude Licensor from questioning their correctness at any time. In the event that inconsistencies or mistakes are discovered in such statement or payment, they shall promptly be rectified and the appropriate payments made by Licensee or refund by Licensor.

9. BOOKS AND RECORDS.

(a) Licensee agrees to keep accurate books of account and records covering all transactions relating to this Agreement at Licensee’s principal place of business for not less than two (2) years after the expiration or termination of this Agreement. Licensor and its representatives may upon fourteen (14) days’ prior written notice and during usual business hours audit said books of account and records and make copies thereof at Licensor’s expense. All audits shall be at Licensor’s expense, except that if the audit reveals (i) Licensor is entitled to payments equal to Five Thousand Dollars ($5,000) or more in addition to the amounts previously paid by Licensee to Licensor, or (ii) Licensee has underpaid royalties to Licensor by more than five percent (5%) in a calendar quarter, then Licensee shall repay the amount due plus interest in accordance with paragraph 8 above and shall also pay all costs of the audit.

(b) At the reasonable request of Licensor from time to time, Licensee shall submit a statement showing the number and description of Licensed Products on hand or in process. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory statement upon fourteen (14) day’s prior written notice and during usual business hours.

(c) Licensee agrees to provide Licensor’s Agent with the date of first sale anywhere of the Licensed Products. In addition, Licensee shall submit to Licensor’s Agent at the beginning of each selling season a statement describing the Licensed Products that will be offered for sale in such season.

10. SUB-LICENSING AND DISTRIBUTION.

(a) Licensee may sell the Licensed Products to jobbers, wholesalers, distributors or retailers for sale or resale and distribution directly to the public.

(b) Licensee may grant sublicenses only after Licensee first obtains Licensor’s Agent’s approval in writing, which may be withheld at Licensor’s Agent’s sole discretion, and the sublicensee enters into an Approval of Sublicensee Agreement with Licensor on Licensor’s Agent’s usual form for such agreements annexed hereto as Exhibit C and or on such agreement substantially similar in content, to be provided by Licensee and to be previously approved in writing by Licensor.

(c) If Licensee sells or distributes the Licensed Product to any person or entity directly or indirectly affiliated by common ownership or control with Licensee, at a price less than the price generally charged to the trade by Licensee, Licensee shall pay royalties with respect to such sales or distribution based upon the price generally charged the trade by Licensee.

(d) Licensee shall not sell any Licensed Products at a price fifteen percent (15%) or more below the price generally charged the trade by Licensee without Licensor’s Agent’s prior written approval.

(e) Failure to Exploit: If, during any calendar quarter, the Licensee fails to sell, manufacture and/or distribute commercially reasonable quantities of any Licensed Products, the Licensor may terminate this Agreement as to such Licensed Products and/or Territory, either in whole or in part, by first giving Licensee prior written notice setting forth the basis and facts and circumstances giving rise to the termination and providing Licensee with forty -five (45) days to cure, remedy or rectify the situation.

11. SAMPLES; PURCHASES BY LICENSOR.

(a) Upon commencement of distribution of any Licensed Product, Licensee agrees to furnish the following to Licensor’s Agent free of cost:

(i) ten (10) samples of each Licensed Product including containers, tags, labels, and packaging therefore.

(ii) five (5) samples of all advertising, promotional and display material using the Licensed Marks; and

(iii) two (2) video cassette of any film or video advertising material.

(b) Subject to Licensee’s availability, Licensor, by written request to Licensee, shall have the right to purchase additional samples of any Licensed Product in reasonable quantities during the Term of this Agreement at a price equal to Licensee’s standard list price to its customers therefore less fifteen percent (15%) and no royalties shall be paid with respect to such Licensed Products.

12. INDEMNIFICATION.

(a) Licensor hereby indemnifies Licensee and agrees to hold Licensee and Licensee’s agents, employees, officers, directors, shareholders, affiliates and subsidiaries harmless from any losses, liabilities, damages, judgments, costs claims, suits or expenses (including reasonable attorneys’ fees provided that Licensee obtains at least obtains at least sixty percent (60%) of the relief sought, whether by compromise, settlement of litigation or judgment), arising directly from or in connection with: (i) any failure by Licensor to perform any of its obligations or undertakings set forth in this Agreement, including those as set forth in Paragraph 16 below or (ii) any infringement of third party intellectual property rights resulting from Licensee’s production, sale and marketing of the Licensed Products in accordance with the specifications and/or requirements of Licensor.

(b) Licensee hereby indemnifies and agrees to hold Licensor and Licensor’s agents, employees, officers, directors, shareholders, affiliates, and subsidiaries harmless from any losses, liabilities, damages, judgments, costs, claims, suits or expenses (including reasonable attorneys’ fees provided that Licensor obtains at least sixty percent (60%) of the relief, whether by compromise, settlement of litigation or judgment, arising directly from or in connection with any: (i) unauthorized use by Licensee of the Property or the Licensed Products; (ii) failure by Licensee to perform any of its obligations or undertakings set forth in this Agreement, including those set forth in Paragraph 15 below; or (iii) actual or alleged defects or dangers inherent in the Licensed Products.

(c) In the event a third party files a lawsuit against a party to this Agreement (the Indemnitee”) that gives rise to a claim by it for indemnification by the other party hereto (the “Indemnitor”), the Indemnitee shall give prompt written notice to Indemnitor of such fact, shall provide to Indemnitor a copy of the complaint, and shall inform Indemnitor that Indemnitee is making a demand for indemnification by Indemnitor hereunder. Indemnitor shall have a period of ten days in which to notify Indemnitee if Indemnitor disputes its obligation to indemnify Indemnitee and if Indemnitor desires to defend the claim against Indemnitee. If Indemnitor does not dispute its obligation to indemnify and if it elects to defend the third party claim at its expense, it shall have the right to do so and shall vigorously and diligently defend (and prosecute) the action on behalf of Indemnitee to a final conclusion, or shall settle it, with the consent of Indemnitee, which consent shall not be unreasonably withheld. Indemnitor shall have full control of such defense, however, Indemnitee may, at its expense, participate in the defense of the action.

13. INSURANCE. Licensee agrees to maintain during the term of this Agreement, and for two years following the termination date or sell-off period, at its own expense, standard product liability insurance from a reputable insurance company naming Licensor, Licensor’s agents and each of its subsidiaries and affiliates as additional named insureds. The product liability policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, in the Licensed Products or any material used in connection therewith or any use thereof and the amount of such coverage shall be a minimum of US$1,000,000 per claim and US$3,000,000 in the aggregate for personal injury and identical amounts for property damage. The policy shall provide for thirty (30) days notice to Licensor from the insurer by registered mail, return receipt requested, in the event of any modification, cancellation or termination. Licensee agrees to furnish Licensor a certificate and executed endorsement of insurance evidencing such coverage within thirty (30) days after the date of this Agreement.

14. RESERVATION OF RIGHTS; PREMIUMS/OTHER DISTRIBUTION. Licensor retains all rights not expressly granted to Licensee hereunder, including without limitation the right to grant licenses to third parties which do not violate the terms of this Agreement. The right granted to Licensee to manufacture, distribute and sell the Licensed Products throughout the Territory during the Term is exclusive for normal distribution and is non-exclusive for Other Distribution. “Other Distribution” is defined as distribution by Licensor or any of its constituent groups through outlets controlled by Licensor (including premium promotions) or in connection with functions attended by members of Licensor. Licensee shall not distribute the Licensed Products by means of any premium, give-away or promotional arrangement with third parties without the prior written consent of Licensor.

15. REPRESENTATIONS AND WARRANTIES OF LICENSEE.

(a) Licensee represents, warrants and covenants that:

(i) It will not attack the title of Licensor in and to the Property or any copyright or trademark pertaining thereto, nor will Licensee attack the validity of the License granted hereunder;

(ii) It will not harm, misuse or bring into disrepute the Property;

(iii) It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

(iv) It will maintain the highest quality and standards of Licensee in effect as of the date of this Agreement; and Licensee represents and warrants to Licensor, that it will at all times comply with all federal, state and local laws, regulations, rules and guidelines, including in relation to product safety, food, health, drug, cosmetic or other similar laws, relating to the design, manufacture, sale, advertising, distribution or use of the Licensed Products, which are applicable to the Territory. Licensee shall comply with any regulatory agencies which will have jurisdiction over the Licensed Products and will procure and maintain in force any and all permissions, certifications and/or other authorizations from governmental and/or other official authorities that may be required in relation thereto.

(v) The Licensed Products and the packaging and advertising therefore will not infringe any copyright, patent or other proprietary right of any person.

(b) Licensee acknowledges that Licensor is entering into this Agreement not only in consideration of the royalties to be paid, but also for the promotional value to be secured by Licensor for the Property as a result of the manufacture, sale and distribution by Licensee of the Licensed Products and the advertising and promotion of the Licensed Products by Licensee. Accordingly, Licensee agrees that it shall use diligent efforts during the Term to manufacture, market, distribute and sell the Licensed Products in each country within the Territory.

(c) Licensee shall assist Licensor, at Licensor’s expense, to the extent reasonably necessary, in protecting any of Licensor’s rights to the Property. Licensor may commence or prosecute any claims or suits in its own name or (with the consent of Licensee, not to be unreasonably withheld) in the name of Licensee or join Licensee as a party thereto. Licensee may at its own expense institute suits or take action on account of infringements or imitations of the Property only with the prior written consent of Licensor, not to be unreasonably withheld.

(d) Once Licensor has approved any element of the Licensed Products, as provided in Section 1 of these Standard Terms and Conditions, Licensee shall not change such approved element without Licensor’s prior written consent, in each instance, which consent Licensor may withhold in its discretion.

16. REPRESENTATIONS AND WARRANTIES OF LICENSOR

Licensor hereby represents and warrants as follows:

(a) Licensor is duly organized and validly existing under the laws of the state or country of California, USA.

(b) Licensor is an owner and distributor of the Property and the copyrights and trademarks pertaining thereto and all goodwill associated therewith and, to the best of Licensor’s knowledge, are free and clear of all liens, encumbrances, security interests or rights of any other party whatsoever. Licensor has the legal right to enter into this agreement and to grant the rights hereunder licensed. To the best of Licensor’s knowledge, there is no litigation, claim, or assessment pending or threatened against Licensor contesting (i) Licensor’s ownership or and right to use and/or exploit the Property, the copyrights and trademarks pertaining thereto and all goodwill associated therewith, or (ii) the validity of any of the copyrights or trademarks pertaining to the Property. Licensor’s use of the Property and the copyrights and trademarks pertaining thereto does not, and Licensee’s use of the Property as contemplated herein will not, infringe upon any third party’s ownership or proprietary rights of any nature whatsoever.

17. DEFAULT.

(a) “Default” means a material breach by either party of its obligations hereunder. A Default shall also be deemed to occur if Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent (an “Event of Insolvency”).

(b) A Default shall also be deemed to occur if Licensee’s property is expropriated, confiscated or nationalized by any government or if any government assumes de facto control of Licensee’s business, in whole or in part, Licensor may terminate this Agreement upon thirty 30 days’ prior written notice to Licensee.

(c) A Default shall also be deemed to occur if during any calendar quarter, Licensee fails to sell, manufacture and/or distribute commercially reasonable quantities of any Licensed Products, Licensor may terminate this Agreement as to such Licensed Products and/or Licensed Territory, either in whole or in part, by first giving Licensee prior written notice setting forth the basis and facts and circumstances giving rise to the termination and providing Licensee with forty-five (45) days to cure, remedy or rectify the situation.

(d) In the event of a Default, the non-defaulting party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party. Except as otherwise provided herein, such notice shall be effective fifteen (15) days after notice is mailed unless the defaulting party in the interim has remedied the Default and reasonably satisfied the non-defaulting party that the Default has been remedied. If the event of Default is an Event of Insolvency by Licensee, Licensor shall have a right of first refusal to purchase Licensee’s interest in this Agreement in the event any third party makes an offer to purchase such interest or, in the absence of such an offer, Licensor shall have the right to purchase Licensee’s interest in this Agreement for fair market value as determined by an independent appraiser selected by Licensor or, if the Event of Insolvency is bankruptcy, selected by the trustee in bankruptcy.

18. TERMINATION/EXPIRATION PROCEDURES. Upon expiration or termination of this Agreement, the following will apply:

(a) Sell-Off: For a period of ninety (90) days after expiration or termination of this Agreement, Licensee shall have the non-exclusive right to dispose of any Licensed Products which are then on hand or in process, provided that this Agreement has not been terminated for breach by Licensee; that Licensee’s usual prices for Licensed Products are charged therefore; and that Royalties are paid and statements are furnished to Licensor with respect to such period. Licensee will not manufacture excess amounts of Licensed Products in anticipation of Sell Off, and will limit its manufacture of Licensed Products in the final quarter of this Agreement to no greater than the number manufactured in the accounting period immediately preceding such final quarter.

(b) Reversion of Rights: All rights granted to Licensee hereunder shall revert to Licensor, and Licensor shall be free to license others to use the Property in connection with the manufacture, sale and distribution of the Licensed Products. Licensee shall refrain from further use of the Property or any further reference to it, direct or indirect.

(c) Molds: Licensee shall destroy all molds, plates and other materials which reproduce the Licensed Products bearing the Licensed Marks (collectively, the “Molds”) and provide evidence satisfactory to Licensor of their destruction; provided, however, that in lieu of destroying the Molds, (i) Licensee may retool the Molds in such a manner that no association with the ToddWorld property can be made and Licensee has received Licensor’s prior written approval stating Licensor’s satisfaction of the retooled Molds and such Molds shall then be the exclusive property of Licensee or (ii) Licensee may offer to sell the Molds to a subsequent Licensee of Licensor, provided however that such Licensee shall have no obligation to purchase the Molds.

(d) Royalties: All amounts accrued under this Agreement shall thereupon become due and payable by Licensee to Licensor.

19. NO PARTNERSHIP, ETC. This Agreement does not constitute a partnership or joint venture between Licensor and Licensee. Neither party shall have any right to obligate or bind the other party in any manner whatsoever. Nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

20. ASSIGNMENT. This Agreement is personal to Licensee. Except as provided in Paragraph 10, Licensee shall not sell, transfer, assign or sublicense any of its rights hereunder without the prior written consent of Licensor. No rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party. This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns and to Licensee and its permitted successors and assigns.

21. WAIVER, MODIFICATION, ETC. Any waiver, modification or cancellation of any term or condition of this Agreement shall be in writing and signed by both parties.

22. CONSTRUCTION; ATTORNEYS’ FEES. This Agreement shall be construed in accordance with the internal substantive laws of the State of California. Licensee submits to the jurisdiction of the state and federal courts in the State of California. Each party to this Agreement agrees to pay all costs and expenses, including without limitation collection agency fees and expenses, (including reasonable outside attorneys’ fees provided that Licensee obtains at least sixty percent (60%) of the relief sought, whether by compromise, settlement of litigation or judgment), costs of suit and costs of appeal, that the other party may incur in the exercise, preservation or enforcement of its rights and remedies hereunder; provided that the other party obtains substantially the relief sought, whether by compromise, settlement of litigation or judgment.

23. NOTICES. All notices and, statements shall be sent to Licensor and Agent at the following address:

Licensor:

Taffy Entertainment, LLC

20335 Ventura Boulevard, Suite 225

Woodland Hills, CA 91364

Attn: Business Affairs Department

Fax No. (818) 999-0172

Agent:

L&G Licensing+

1400 Chautauqua Blvd.

Pacific Palisades, CA 90272

Attn: Liz Stahler

Email: Lng@earthlink.net

Fax No. 775-249-7990

All requests for marketing and product approval shall be sent to Agent on behalf of Licensor at the following address:

L&G Licensing+

1400 Chautauqua Blvd.

Pacific Palisades, CA 90272

Attn: Liz Stahler

Email: Lng@earthlink.net

Fax No. 775-249-7990

All notices sent to Licensee hereunder should be sent to the address shown on the first page of this Agreement with a copy to:

Raice, Paykin, Greenblatt, Lesser & Kreig, LLP

185 Madison Avenue

New York, New York 10022

Attn: Leslie A. Martey, Esq.

Email: lmartey@rpglk.com

Tel: 212-725-4423

Fax: 212-684-9022

24. TIME FOR PERFORMANCE. Time is of the essence of this Agreement and the performance of all covenants, agreements and obligations hereunder.

25. FORCE MAJEURE. Failure of either party to perform any of the provisions of this Agreement for a period not in excess of twelve (12) continuous weeks by reason of any of the following shall not constitute an event of Default or breach of this Agreement: strikes, picket lines, boycott efforts, fires, floods, freezes, accidents, war (whether or not declared), revolution, riots, insurrections, acts of God, acts of government (including without limitation any agency or department of the United States of America), acts of the public enemy, scarcity or rationing of gasoline or other fuel or vital products, inability to obtain materials or labor, or other causes which are reasonably beyond the control of the defaulting party.

Schedule A

ROYALTY.

Licensee agrees to pay to Licensor a percentage royalty (the “Royalty”) equal to [ * ] of 100% of Net Sales (as defined in paragraph 5B of the Standard Conditions). If any Licensed Products are sold F.O.B. and the country of manufacture is outside the United States, the applicable royalty shall be a rate equal to [ * ].

GUARANTEE

The Guarantee is US$ [ * ] payable as follows: [ * ] on signing; [ * ] on June 30, 2005; [ * ] on December 31, 2005 or upon launch of first products if sooner than that date; [ * ] on March 31, 2006, [ * ] on June 30 2006; [ * ] on September 30, 2006, [ * ] on December 31, 2006; [ * ] on March 31, 2007, [ * ] on June 30 2007; [ * ] on September 30, 2007, [ * ] on December 31, 2007; [ * ] on March 31, 2008, [ * ] on June 30 2008; [ * ] on September 30, 2008, [ * ] on December 31, 2008.

[ * ]	this information has been omitted as confidential and has been filed separately with the Securities and Exchange Commission.